Exhibit 10.19

2005 Executive Incentive Plan Targets

Senior Manager	2005 Bonus Target % (of 2005 Base Salary unless otherwise indicated)
Gary D. Blackford	85%
Rex T. Clevenger	65%
Joseph P. Schiesl	65%
Walter T. Chesley	60%
Jeffrey L. Singer	60%
David G. Lawson	60%

Target* Achievement	Bonus Payout
110%	200%
105%	150%
100%	100%
99%	90%
98%	80%
97%	70%
96%	60%
95%	50%
94%	40%
93%	30%
< 93%	zero

*	The Target is set by the board of directors

Scale Methodology

Every 1% variance to Target has a 10x multiplier, with bookends at 110% and 93% EBITDA Achievement. Interpolation between rungs if needed.